As filed with the Securities and Exchange Commission on June 10, 2010

                                                                                                                                                                Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

__________

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________

SFN GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3536544
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2050 Spectrum Boulevard

Fort Lauderdale, Florida  33309
(954) 308-7600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

______________

Thad Florence
Vice President Legal & Corporate Secretary
SFN Group, Inc.
2050 Spectrum Boulevard

Fort Lauderdale, Florida  33309
(954) 308-7600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent For Service)

____________

With copies to:

Timothy Mann, Jr., Esq.

Lisa A. Stater, Esq.

Jones Day

1420 Peachtree, N.E.

Atlanta, Georgia  30309 3053

(404) 581-3939

_____________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)
Debt Securities (4)
Common Stock, par value $0.01 per share (4)(5).........
Preferred Stock, par value $0.01 per share (4)(5).........
Warrants.......................................................................
Total.......................................................................	$100,000,000	$7,130.00

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S‑3 under the Securities Act.

(2) There are being registered hereunder an indeterminate aggregate amount of securities of each identified class of securities up to a proposed aggregate offering price of $100,000,000.  If any debt securities are issued at an original issue discount, then the offering price of such debt securities may be in such greater principal amount at maturity as will result in an aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(3) Estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933.

(4) Subject to footnote (2), there are also being registered hereunder an indeterminate principal amount of debt securities or number of shares of preferred stock or common stock that may be issued upon conversion of, or in exchange for, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(5) Includes associated rights to purchase shares of participating preferred stock of the registrant that are attached to all shares of the common stock, in accordance with the Rights Agreement, dated as of March 17, 1994, as amended, by and between the registrant and The Bank of New York Mellon.  Such rights are not exercisable until the occurrence of certain events specified in such Rights Agreement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act

ii

of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

iii

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2010

PRELIMINARY PROSPECTUS

$100,000,000

SFN GROUP, INC.

Debt Securities

Common Stock
Preferred Stock
Warrants

We may from time to time offer up to $100,000,000 of any combination of the securities described in this prospectus.  We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.  The securities described in this prospectus may be offered and sold in one or more offerings.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions and discounts.  See “Plan of Distribution”.

Our common stock is traded on the New York Stock Exchange under the symbol “SFN.” On June 10, 2010, the last reported sale price for our common stock on the New York Stock Exchange was $6.97 per share.

_________________

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is

.

TABLE OF CONTENTS
About this Prospectus	1
About SFN Group, Inc	1
Risk Factors	2
Forward-Looking Statements	3
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	4
Description of Debt Securities	5
Description of Capital Stock	13
Description of Warrants	18
Plan of Distribution	18
Legal Matters	20
Experts	20
Where You Can Find More Information	21
Incorporation by Reference	21

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

About this Prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf-registration” or continuous offering process.  Under this shelf registration process, we may, from time to time, offer the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.  This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

The terms “SFN,” “company,” “our,” “us” and “we” refer to SFN Group, Inc. and its subsidiaries unless the context requires otherwise.

About SFN Group, Inc.

We are a strategic workforce solutions provider.  We have two operating segments, Professional Services and Staffing Services, which provide temporary staffing and other services and permanent placement under several specialty brands. Within Professional Services we operate as Technisource, the Mergis Group, Tatum, Todays Office Professionals and SourceRight Solutions. Within our Staffing Services segment we operate as Spherion.  In February 2010, we changed our name from Spherion Corporation to SFN Group, Inc., reflecting the evolution of our business to professional and specialty services.

Temporary staffing and other services include placing our employees at a customer location under the customer’s supervision in the following skill categories: clerical, light industrial, information technology, finance and accounting, legal, engineering, sales and marketing, human resources and administrative. Permanent placement is a service where on a contingent fee basis we locate talent on behalf of our customers, screen the candidates and assist in the recruitment efforts.

We provide services to a wide variety of customers across most major industries in North America. Our customers range in size from large Fortune 500 companies to small, locally run businesses. A key component of our business strategy is to continue to diversify our customer base, particularly among our small to mid-sized customers. Our largest customer accounted for only 2.9% of our consolidated revenues in 2009.

SFN is headquartered in Fort Lauderdale, Florida and operates a network of 575 locations across the United States and Canada.  Our principal executive offices are located at 2050 Spectrum Boulevard, Fort Lauderdale, Florida  33309.  We are incorporated under the laws of the State of Delaware.

Risk Factors

An investment in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, together with all of the other information contained in this prospectus, or any applicable prospectus supplement.  If any of the risks or uncertainties described in our filings with the Commission or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.  For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and 21E of the Exchange Act.  All statements other than statements of historical fact contained in this prospectus are forward-looking statements.  You should not place undue reliance on these statements.  These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements.  Forward-looking statements address matters that involve risks and uncertainties.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements.  We believe that these factors include, but are not limited to, the following:

•         we operate in highly competitive markets with low barriers to entry, and may be unable to compete successfully against existing or new competitors;

•         if the current economic downturn continues for a significant period or there is deterioration in the economy, we could experience lower demand from customers and lower revenues;

•         government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes;

•         providing our services through third-party vendor managers may expose us to financial losses;

•         a loss of customers may result in a material impact on the results of our operations;

•         market conditions and failure to meet certain covenant requirements could impact our ability to borrow under our revolving line of credit and the cost of our borrowings;

•         we may not achieve the intended effects of our business strategy;

•         our customer contracts contain termination provisions and pricing risks that could decrease our revenues, profitability and cash flow;

•         our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims against us;

•         acquisitions could have a material adverse effect on our financial condition, results of operation, and cash flows;

•         we may experience business interruptions that could have an adverse affect on our operations;

•         we are dependent upon availability of qualified personnel, and may not be able to attract and retain sufficient numbers of qualified personnel necessary to succeed;

•         regulatory challenges to our tax filing positions could result in additional taxes;

•         we may lose key personnel, and therefore, our business may suffer;

•         we may be exposed to employment-related claims and costs that could have a material adverse affect on our business, financial condition and results of operations;

•         we are a defendant in a variety of litigation and other actions from time to time, which may have a material adverse effect on our business, financial condition and results of operations; and

•         we are subject to business risks associated with operations in Canada, which could make this operation significantly more costly.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and other reports we file with the Commission, including the information in “Item 1A.  Risk Factors” of our Annual Report on Form 10‑K for the fiscal year ended December 27, 2009.  There may be other factors that may cause our actual results to differ materially from the forward-looking statements.  If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate.  We undertake no obligation to publicly update or revise any forward-looking statement.

Use of Proceeds

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things:

•         acquisitions;

•         working capital;

•         capital expenditures;

•         repayment of debt; and

•         repurchases and redemptions of securities.

We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.  Pending the application of the net proceeds, we may initially invest the net proceeds in short-term, investment‑grade, interest‑bearing securities.

Ratio of Earnings to Fixed Charges

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	Three Months ended	Year ended
	March 28, 2010	December 27, 2009	December 28, 2008	December 30, 2007	December 31, 2006	January 1, 2006
Consolidated ratio of earnings (loss) to fixed charges (1)(2)	N/A (3)	N/A (3)	N/A (3)	8.55	8.73	7.11

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(1)           For purposes of calculating the ratio of earnings to fixed charges, earnings equals (a) earnings from continuing operations before income taxes plus (b) fixed charges.  Fixed charges equals (x) interest expense plus (y) the estimated interest in rental expense.

(2)           We have not had any preferred stock outstanding during the last five years and therefore have not paid any dividends on preferred stock, which has resulted in our consolidated ratio of earnings to fixed charges and preferred stock dividends being the same as our consolidated ratio of earnings to fixed charges.

(3)           Due to losses during the three months ended March 28, 2010 and the years ended December 27, 2009 and December 28, 2008, the ratio of earnings to fixed charges for those periods was less than 1.00.  The deficiency of  earnings to total fixed charges was approximately $6.1 million, $7.0 million, and $141.3million, respectively, for those periods.

Description of Debt Securities

General

This section summarizes the general terms of the debt securities that we may offer.  The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section.  The summary in this section and in any prospectus supplement does not describe every aspect of the indenture or the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture and the debt securities.  The forms of the indenture and the debt securities are filed as exhibits to the registration statement of which this prospectus forms a part.  See “Where You Can Find More Information” for information on how to obtain a copy.

If material, federal income tax consequences and other special considerations applicable to any debt securities issued by SFN at a discount will be described in the applicable prospectus supplement.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•         the title of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series but which may be part of a series of debt securities previously issued);

•         the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•         the denominations in which the debt securities of the series will be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000;

•         any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

•         whether the debt securities of the series will be issuable as global securities, the terms and conditions, if any, upon which such global securities may be exchanged in whole or in part for debt securities of such series in definitive certificates registered in the names of the individual holders thereof, the depositary for such global securities, and the form of any legend or legends to be borne by any such global securities in addition to or in lieu of the legend set forth in the indenture;

•         the date or dates on which the principal of the debt securities of the series is payable;

•         (i) the rate or rates, if any, at which the debt securities of the series will bear interest (which may be fixed or variable); (ii) the manner in which the amounts of payment of principal or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to any commodity or commodity, currency, stock exchange or financial index; (iii) the date or dates from which interest, if any, will accrue; (iv) the date or dates on which interest, if any, of the debt securities of the series will commence and be payable; and (v) any regular or special record date for the payment of interest, if any, on the debt securities of the series;

•          (i) if other than in U.S. dollars, the currency in which debt securities of a series are denominated, which may include any foreign currency or any composite of two or more currencies; and (ii) the currency or currencies in which payments on such debt securities are payable, if other than the currency in which such debt securities are denominated;

•         the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

•         any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture;

•         if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at the option of SFN;

•         our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•         if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•         any addition to or change in the covenants (and related defined terms) set forth in the indenture that applies to debt securities of the series;

•         any addition to or change in the events of default that applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•         the provisions relating to any security provided for the debt securities of the series;

•         the subordination, if any, of the debt securities of the series pursuant to the indenture;

•         the form and terms of any guarantee of the debt securities of the series and the subordination, if any, of such guarantees pursuant to the indenture;

•         if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of our common stock or other securities or another person; and

•         any other terms of the debt securities of the series.

The terms of any series of debt securities may vary from the terms described here.  Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the debt security on the interest due date.  We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee.  Payments in any other manner will be specified in the prospectus supplement.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office.  These offices are called “paying agents.” We may also choose to act as our own paying agent.  We will notify the trustee of changes in the paying agents for any particular series of debt securities.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, SFN will not: (i) consolidate or merge with or into another person or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its and its subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

•         either: (a) SFN is the surviving entity; or (b) the person formed by or surviving any such consolidation or merger (if other than SFN) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•         the person formed by or surviving any such consolidation or merger (if other than SFN) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of SFN under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

•         immediately after such transaction, no default or event of default exists (other than in the case of: (i) a merger of SFN with an affiliate solely for the purpose of reincorporating SFN in another jurisdiction; or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among SFN and its subsidiaries).

Modification of the Indenture

Unless otherwise specified in the applicable prospectus supplement, SFN and the trustee may amend or supplement the indenture or the debt securities of a series without the consent of any holder of debt securities:

•         to cure any ambiguity, defect or inconsistency;

•         to comply with the indenture’s provisions regarding merger, consolidation or sale of assets;

•         to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•         to evidence the assumption of our obligations under the indenture and the debt securities by a successor thereto in the case of a consolidation or merger or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of our and our subsidiaries’ properties or assets, taken as a whole;

•         to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of the debt securities pursuant to the indenture;

•         to make any change that would provide any additional rights or benefits to the holders of the debt securities of a series, that would surrender any right, power or option conferred by the indenture on SFN or that does not adversely affect in any material respect the legal rights of any holder of such debt securities;

•         to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•         to conform the text of the indenture (only with respect to such series) or any board resolution, supplemental indenture or officer’s certificate with respect to the debt securities of such series to the description of notes contained in the offering document pursuant to which such debt securities were offered;

•         to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•         in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions; provided that such change is made in accordance with the provisions of such senior indebtedness;

•         to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the legal rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•         to secure SFN’s obligations under the debt securities and the indenture;

•         to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•         to allow any guarantor to execute a supplemental indenture or a guarantee with respect to the debt securities.

Unless otherwise specified in the applicable prospectus supplement, SFN and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, amend or supplement the indenture or the debt securities of a series or the rights of the holders of the securities of the series to be affected. Without the consent of the holder of each security affected, no amendment, supplemental indenture or waiver may be made that, as to any non-consenting holders:

•         reduces the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental indenture or waiver;

•         reduces the rate of interest on the securities;

•         reduces the principal amount of or the premium, if any, on the securities or changes the stated maturity of any of the securities;

•         changes the place, manner or currency of payment of principal of, or premium, if any, or interest on, the securities;

•         makes any change in the provisions of the indenture relating to seniority or subordination of any security that adversely affects the rights of any holder under such provisions;

•         reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

•         waives a default or event of default in the payment of the principal of or premium, if any, or interest on the securities (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);

•         makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities;

•         waives a redemption payment with respect to any securities or changes any of the provisions with respect to the redemption of any securities; or

•         makes any change in the amendment and waiver provisions of the indenture requiring the consent of the holder of each security affected thereby.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that events of default regarding any series of debt securities will be:

•         default for 30 days in the payment when due of interest with respect to, debt securities of that series;

•         default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

•         failure by SFN to comply with any of the other covenants in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) after the trustee notifies SFN, or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding voting as a single class notify SFN and the trustee, of such default and SFN does not cure such default or such default is not waived within 60 days after the receipt of such notice;

•         default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by SFN, whether such indebtedness now exists, or is created after the date of the indenture, if that default:

o    is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness following the stated maturity of such indebtedness (a “Payment Default”); or

o    results in the acceleration of such indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates such amount as may be set forth in the applicable prospectus supplement;

•         certain events of bankruptcy or insolvency described in the indenture with respect to SFN or any of its significant subsidiaries or any group of subsidiaries of SFN that, taken together, would constitute a significant subsidiary; and

•         any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.

If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the indenture with respect to SFN) regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable immediately.  If a bankruptcy or insolvency event occurs with respect to SFN, the debt securities of such series will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.  The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration).

Holders of a majority in aggregate principal amount of the then-outstanding debt securities of any series will be entitled to control certain actions of the trustee under the applicable indenture.  Holders of a majority in aggregate principal amount of the then-outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium, if any, or interest.  The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action unless one or more of the holders shall have offered to the trustee reasonable security or indemnity.

If the trustee collects any money in connection with an event of default regarding a series of debt securities, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action.  Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, SFN may at any time elect to have all of its obligations discharged with respect to the outstanding debt securities (“legal defeasance”) except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below, and except for certain other obligations of SFN and certain other rights of the trustee under the indenture.

In addition, SFN may at any time elect to have the obligations of SFN released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities (“covenant defeasance”).  In the event covenant defeasance occurs, certain events described under “—Events of Default and Remedies” (not including non-payment) will no longer constitute an event of default with respect to the debt securities.

In order to exercise either legal defeasance or covenant defeasance, SFN must irrevocably deposit with the trustee for the benefit of the holders of the series of debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be.  In addition, SFN must deliver to the trustee an opinion of counsel and officer’s certificate in connection with such defeasance, and SFN may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which SFN or any of its subsidiaries is a party or by which SFN or any of its subsidiaries is bound.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:

•         either:

o    all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by SFN and thereafter repaid to SFN, have been delivered to the trustee for cancellation; or

o    all debt securities of such series that have not been delivered to the trustee for cancellation:

▪   have become due and payable;

▪   will become due and payable at their stated maturity within one year;

▪   are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in SFN’s name, and at SFN’s expense; or

▪   are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture;

and SFN, in the case of the first, second and third subbullets above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities delivered to the trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

•         SFN has paid or caused to be paid all other sums payable by it under the indenture; and

•         SFN has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, SFN must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subordination

If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto.  To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities of SFN or another entity.  We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Guarantees

Except to the extent otherwise provided in the applicable prospectus supplement, our obligations under the debt securities and the indenture will not be guaranteed by any of our subsidiaries.

Reporting

Unless otherwise specified in the applicable prospectus supplement, the indenture requires SFN to provide the trustee with a copy of the reports, information and documents that it files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files the same with the Commission.  Documents filed by SFN with the Commission via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including SFN’s compliance with any of the covenants under the indenture.  SFN will also comply with Section 314(a) of the Trust Indenture Act.  Notwithstanding anything in the indenture to the contrary, SFN will not be deemed to have failed to comply with any of its agreements under this covenant for purposes of the third bullet under “—Events of Default and Remedies” until 90 days after the date any report, information or document is required to be filed with the Commission pursuant to this covenant.

Further Issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, SFN may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities).  Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Form, Exchange, Registration and Transfer

The debt securities will be issued only in registered form.  Debt securities of a series will either be global securities registered in book-entry form or definitive certificates registered in the name of the holders thereof.  Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.”  Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 thereof.  The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the registrar.  Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but SFN may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Book-Entry Procedures and Settlement

The debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee.  DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture.  Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC.  As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.  Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC.  Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture.  SFN and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the indenture.

Concerning the Trustee

SFN will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustee chosen by it and appointed in a supplemental indenture of a particular series of debt securities.  The trustee may engage in transactions with, or perform services for, SFN and its affiliates in the ordinary course of business.

Applicable Law

The debt securities and the indenture will be governed by, and construed in accordance, with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does nor purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the Commission and are incorporated by reference as exhibits to this registration statement.

Authorized Capital Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.01 per share and 2,500,000 shares of preferred stock, par value $0.01 per share.  As of June 10, 2010, we had 52,545,974 million shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to vote on all matters at all meetings of the stockholders on the basis of one vote per share for each share held of record and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Our board of directors is divided into three classes, with staggered terms of three years each.  Subject to any preferential rights of any preferred stock that may be issued from time to time, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose.  In the event of our liquidation or winding up, after distribution in full of any preferential amount to be distributed to holders of shares of preferred stock, the holders of our common stock are entitled to receive all of our remaining assets available for distribution to our stockholders, ratably in proportion to the aggregate number of shares of common stock (and preferred stock, if so entitled) they hold.  Our common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions available to our common stock.  All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and nonassessable.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SFN.”

Preferred Stock

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including the following:

•         the distinctive serial designation;

•         the number of shares of the series, which number may at any time or from time to time be increased or decreased (but not below the number of shares of such series then outstanding) by our board of directors;

•         the voting powers and, if voting powers are granted, the extent of such voting powers including the right, if any, to elect a director or directors;

•         the election, term of office, filling of vacancies and other terms of the directorships of directors elected by the holders of any one or more classes or series of such stock;

•         the dividend rights, including the dividend rate and the dates on which any dividends shall be payable;

•         the date from which dividends on shares issued prior to the date for payment of the first dividend thereon shall be cumulative, if any;

•         the redemption price, terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

•         the liquidation preference and the amounts payable on dissolution or liquidation;

•         the terms and conditions, if any, under which shares of the series may be converted; and

•         any other terms or provisions that our board of directors is by law authorized to fix or alter.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock.  This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.

In connection with the Rights Plan described below, we designated 500,000 shares of our authorized preferred stock as a series of the voting Participating Preferred Stock, par value $0.01 per share.  We have not issued any shares of the Participating Preferred Stock.

Anti-Takeover Provisions

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which provides, in general, that, subject to exceptions specified therein, an  “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” with a publicly held Delaware corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•         prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•         upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•         on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•         any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•         the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.  Section 203 may also have the effect of preventing changes in our management and could make it more difficult to accomplish transactions that our stockholders may deem to be in their best interests.  We have not elected to be exempt from the restrictions imposed under Section 203.

Certificate of Incorporation and Bylaw Provisions

Our bylaws provide that the authorized number of our directors is fixed by our board of directors.  In addition, our certificate of incorporation provides that our board of directors will be divided into three classes with the number of directors in each class as nearly equal as possible.  Each director will serve a three-year term.  As a result, any effort to obtain control of our board of directors by causing the election of a majority of our board of directors may require more time than would be required without a classified board of directors.

Our bylaws provide that special meetings of our stockholders may be called only by our chairman, the president or a majority of our board of directors.  Should any stockholder desire to present business at an annual meeting, including nominating a candidate for director, the stockholder must comply with certain advance notice provisions in our bylaws.  In addition, our certificate of incorporation provides that no action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

Our certificate of incorporation and bylaws provide that vacancies on our board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director.  Any director so chosen will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor is elected and qualified.  In addition, our certificate of incorporation provides that at any meeting of stockholders called for the stated purpose of removing a director, any director may be removed by the affirmative vote of the holders of two-thirds or more of the outstanding shares of each class of stock entitled to vote for the election of directors.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise.  Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting.  The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed.  Our board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt.  For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction.  Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests.  The board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock. Additionally, the issuance of preferred stock could adversely affect the voting power of holders of common stock, which, together with the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation, may have the effect of delaying, deferring or preventing a change in control of our company, which could depress the trading price of the securities being offered by this prospectus.

Rights Plan

On February 17, 1994, our board of directors adopted a rights plan (the “Rights Plan”) to protect stockholders in the event of an unsolicited attempt to acquire SFN that is not believed by our board of directors to be in the best interest of stockholders.  Under the Rights Plan, our board of directors declared and paid a dividend of one right (a “Right”) per share on each share of our common stock outstanding on April 1, 1994.  As to shares issued after such date, rights will automatically attach upon issuance.

Before the September 9, 2009 amendment to the Rights Plan, discussed below, which decreased the threshold to 4.9%, the Rights became exercisable when a person or group of persons acquired 15% or more of the outstanding shares of our common stock without the prior written approval of our board of directors (an “Unapproved Stock Acquisition”), and ten business days following the public announcement of the intent to commence a tender offer that would result in an Unapproved Stock Acquisition.

If a person or group of persons makes an Unapproved Stock Acquisition, the registered holder of each Right has the right to purchase, for the exercise price of the Right (currently set at $55), either a fractional share of a class of our preferred stock or shares of our common stock having a market value equal to two times the exercise price of the Right.  Following an Unapproved Stock Acquisition, if we are involved in a merger, or 50% or more of our assets or earning power are sold, the registered holder of each Right has the right to purchase, for the exercise price of the Right, a number of shares of the common stock of the acquiring company having a market value equal to two times the exercise price of the Right.

After an Unapproved Stock Acquisition, but before any person or group of persons acquires 50% or more of the outstanding shares of our common stock, our board of directors may exchange all or part of the then outstanding and exercisable Rights for shares of our common stock at an exchange ratio of one share of common stock per Right.  Upon any such exchange, the right of any holder to exercise a Right terminates.

We may redeem the Rights at a nominal redemption price at any time before an Unapproved Stock Acquisition. The Rights expire on April 1, 2014, unless extended by our board of directors.  Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of SFN, including the right to vote or to receive dividends. The issuance of the Rights alone has no dilutive effect and does not affect reported earnings per share. A committee comprised of the independent members of our board of directors (the “TIDE Committee”) reviews the Rights Plan at least once in every three-year period to determine whether the maintenance of the Rights Plan continues to be in the best interest of SFN and its stockholders.

In 2009, the TIDE Committee reviewed the Rights Plan. In the course of its review, the TIDE Committee determined that the Rights Plan should be maintained and, in addition, discussed the need to protect our tax assets and our ability to use the Rights Plan to protect these assets. As a result of this review, on September 9, 2009, we amended the Rights Plan in order to help preserve the value of our net operating loss benefits and other deferred tax assets. The value of tax assets that we sought to protect by this amendment was approximately $146 million, as reflected on the our balance sheet as of December 27, 2009.  Our ability to use our net operating losses (“NOLs”) and other tax benefits would be substantially limited by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), if an “ownership change” occurred – generally, a greater than 50 percentage point change in ownership of common stock by stockholders owning (or deemed to own under Section 382 of the Code) five percent or more of a corporation’s stock over a defined period of time.  We regularly monitor ownership changes (as calculated for purposes of Section 382) and, as of March 31, 2010, we were below the 50% ownership change level that would limit our ability to utilize our NOLs and other tax benefits.

The Rights Plan was amended to reduce the likelihood of an unintended “ownership change” occurring as a result of ordinary buying and selling of our common stock. Among other things, the amendment to the Rights Plan reduced the threshold at which a person or group becomes an “Acquiring Person” from 15% to 4.9% and expanded the concept of ownership to include shares indirectly and constructively owned under the tax rules governing ownership changes. The amendment provides for the following exceptions to triggering the Rights Plan: (i) existing 4.9% owners; (ii) persons or groups that exceed the 4.9% threshold because of an acquisition of shares by us that causes their percentage to increase; (iii) persons or groups that exceed the 4.9% threshold inadvertently, as long as they promptly divest enough shares to bring them below the threshold; (iv) directors, officers, and employees who exceed the 4.9% threshold by exercise of options or similar interests (including restricted shares, deferred stock units, or restricted stock units); (v) persons or groups that exceed the 4.9% threshold because of a unilateral grant or issuance we undertake; (vi) persons whose stock ownership our board of directors determines would not jeopardize our tax assets or is otherwise in our best interest; or (vii) persons who exceed the 4.9% threshold as a result of a transaction determined by our board of directors to be exempt. Certain of these exceptions apply only to the extent the buyer does not acquire an additional 1% of our common stock or does not become a 15% (or greater) owner. Our board of directors may reduce the 1% permissive threshold if it determines our tax assets would be jeopardized. Such a reduction would be publicly announced and would be effective from and after the date of such announcement.

The amendment contains a procedure for potential buyers of our common stock to seek pre-clearance from our board of directors to exceed the 4.9% threshold (or, in the case of existing 4.9% owners, to increase their holdings by 1% or more) without triggering the Rights Plan. The determination of whether to grant such pre-clearance would be based on whether the acquisition would jeopardize our tax assets. Pre-clearance may be granted subject to restrictions or limitations.

On May 10, 2010, the Company entered into a further amendment to the Rights Plan with its rights agent.  Under the terms of the May 10, 2010 amendment, the September 9, 2009 amendment will expire on the earliest of (i) the date the Rights are redeemed, (ii) September 9, 2012, (iii) the date our board of directors determines the Rights Plan is no longer needed to preserve the deferred tax assets due to the implementation of legislative changes, (iv) the date our board of directors determines, at the beginning of a specified period, that no tax benefits may be carried forward, or (v) the Company’s failure to obtain stockholder approval of the September 9, 2009 amendment, as amended by the May 10, 2010 amendment.  The Company obtained the requisite stockholder approval of the

September 9, 2009 amendment at the Company 2010 Annual Meeting of Stockholders.  Certain terms and provisions of the September 9, 2009 amendment that affect the rights, duties, obligations or immunities of the rights agent, not impacting the net operating loss preservation provisions of the September 9, 2009 amendment, will remain in full force and effect in the event the September 9, 2009 amendment terminates before the expiration date or the final expiration date pursuant to clause (ii), (iii), (iv), or (v).  In connection with the recommendation that stockholders vote to approve the Amendment, the TIDE (Three-year Independent Director Evaluation) Committee also recommended, and the Board of Directors determined, that it will submit the entire Rights Plan for stockholder approval at the next annual meeting following the TIDE Committee’s next review of the Rights Plan in 2012, if at such time the Board of Directors, upon recommendation of the TIDE Committee, determines it is appropriate to continue any provision of the Rights Plan. If at such time the Rights Plan is submitted for stockholder approval and approval is not obtained, then the Board of Directors will immediately terminate the Rights Plan.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon.

Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Commission, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•         the title of the warrants;

•         the aggregate number of the warrants;

•         the price or prices at which the warrants will be issued;

•         the designation, number or principal amount and terms of the common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

•         the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•         the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•         the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•         the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•         the minimum or maximum amount of the warrants which may be exercised at any one time;

•         information with respect to book‑entry procedures, if any;

•         a discussion of certain federal income tax considerations; and

•         any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Plan of Distribution

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•         directly to investors, including through a specific bidding, auction or other process;

•         to investors through agents;

•         directly to agents;

•         to or through brokers or dealers;

•         to the public through underwriting syndicates led by one or more managing underwriters;

•         to one or more underwriters acting alone for resale to investors or to the public; or

•         through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•         the name or names of any underwriters, dealers or agents;

•         the purchase price of the securities and the proceeds to us from the sale;

•         any over-allotment options under which the underwriters may purchase additional securities from us;

•         any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•         any public offering price;

•         any discounts or concessions allowed or reallowed or paid to dealers; or

•         any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.  Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.  The securities may be sold through a rights offering, forward contracts or similar arrangements.  In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent.  Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.  Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.  The underwriters also may impose a penalty bid.  This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  Underwriters may engage in over-allotment.  If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, Jones Day will issue an opinion about certain legal matters with respect to the securities.  If the validity of the securities is also passed upon by counsel for any underwriters, that counsel will be named in the applicable prospectus supplement.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of SFN’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Commission. In addition, we have filed with the Commission a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits which are a part of the registration statement. You may read and copy the registration statement and any document we file with the Commission at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public through the Commission’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

•         our annual report on Form 10-K for the fiscal year ended December 27, 2009, filed March 3, 2010, and our quarterly report on Form 10-Q for the fiscal quarter ended March 28, 2010, filed May 5, 2010;

•         our current reports on Form 8-K filed with the Commission on February 3, 2010 (but only that Form 8-K filed with respect to Items 3.02 and 9.01), February 22, 2010, February 23, 2010, April 1, 2010, April 8, 2010. May 10, 2010, and May 20, 2010;

•         the description of our common stock is contained in our Registration Statement on Form 8-A (Commission File No. 001-11997) filed pursuant to Section 12 of the Exchange Act on July 30, 1996; and

•         the description of our subscription rights under the Rights Plan is contained in our Registration Statement on Form 8-A (Commission File No. 000-23198) filed pursuant to Section 12 of the Exchange Act on April 11, 1994, as amended.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

SFN Group, Inc.

Attn: Corporate Secretary

2050 Spectrum Boulevard

Fort Lauderdale, Florida  33309

(954) 308-7600

PART II

Information Not Required in the Prospectus

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses in connection with the shelf registration of securities under this registration statement, other than any underwriting discounts and commissions.  The actual amounts of such fees and expenses will be determined from time to time.  All amounts shown are estimates except for the Commission registration fee.

Commission registration fee..................................................................................................................................	$7,310
Legal fees and expenses.........................................................................................................................................	*
Accounting fees and expenses..............................................................................................................................	*
Trustee’s fees and expenses...................................................................................................................................	*
Printing expenses.......................................................................................................................................	*
Miscellaneous...........................................................................................................................................................	*
Total........................................................................................................................................................	$*

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.                 Indemnification of Directors and Officers.

We have entered into indemnification agreements with each of our directors and officers that provide the director or officer will not be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of his duties as a director or officer to the fullest extent permitted by the DGCL or any other applicable law.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.

Our certificate of incorporation provides that we shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or by or in the right of SFN) by reason of the fact that he, his testator or intestate, is or was a director or officer of SFN or by reason of the fact that such director or officer, at the request of SFN, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.  Our certificate of incorporation contains such a provision.

The indemnification provisions contained in our certificate of incorporation and bylaws are in addition to any other right that a person may have or acquire under any statute, bylaw, resolution of stockholders or directors or

                                                                                                     II-1

otherwise.  We maintain insurance on behalf of our directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16.                 Exhibits

Exhibit	Description
*1.1	Form of Underwriting Agreement for Debt Securities.
*1.2	Form of Underwriting Agreement for Equity Securities.
4.1	Restated Certificate of Incorporation of SFN, as last amended on May 19, 2004, filed as Exhibit 3.1 to SFN’s Form 10-Q for the quarter ended June 25, 2004, is incorporated herein by reference.
†4.2	Restated By-Laws of SFN.
4.3	Form of Stock Certificate, filed as Exhibit 4.1 to SFN’s Form 10-K for the fiscal year ended December 29, 2000, is incorporated herein by reference.
4.4

Restated Certificate of Designation, Preferences and Rights of Participating Preferred Stock of SFN as filed with the Secretary of State of the State of Delaware, filed as Exhibit 4.3 to SFN’s Report on Form 8-K filed July 7, 2000, is incorporated herein by reference.

4.5	Certificate of Increase of Shares Designated as Participating Preferred Stock, filed as Exhibit 2.2 to SFN’s Form 8-A/A2, dated November 3, 1997, is incorporated herein by reference.
4.6	Rights Agreement dated as of March 17, 1994 between Spherion Corporation and Boatmen’s Trust Company, filed as Exhibit 1.1 to SFN’s Form 8-A filed April 11, 1994, is incorporated herein by reference.
4.7

Amendment No. 1, dated as of June 26, 1996, to Rights Agreement dated March 17, 1994, between Spherion Corporation, Boatmen’s Trust Company and ChaseMellon Stockholder Services L.L.C., filed as Exhibit 4.1(A) to SFN’s Form 10-Q for the quarter ended September 27, 1996, is incorporated herein by reference.

4.8

Amendment No. 2, dated as of February 25, 1997, to Rights Agreement dated March 17, 1994, between Spherion Corporation and ChaseMellon Stockholder Services L.L.C., filed as Exhibit 4.1(B) to SFN’s Form 10-Q for the quarter ended March 28, 1997, is incorporated herein by reference.

4.9

Amendment No. 3, dated as of January 20, 1998, to Rights Agreement dated as of March 17, 1994, between Spherion Corporation and ChaseMellon Stockholder Services L.L.C., filed as Exhibit 4.10 to SFN’s Form 10-K for the fiscal year ended December 25, 1998, is incorporated herein by reference.

4.10

Amendment No. 4, dated as of November 21, 2000, to Rights Agreement dated March 17, 1994, between Spherion Corporation, ChaseMellon Stockholder Services L.L.C. and the Bank of New York, filed as Exhibit 4.11 to SFN’s Form 10-K for the fiscal year ended December 29, 2000, is incorporated herein by reference.

4.11

Amendment No. 5, dated as of March 23, 2001, to Rights Agreement dated March 17, 1994, by and between Spherion Corporation and the Bank of New York, filed as Exhibit 4.12 to SFN’s Form 10-Q for the quarter ended March 30, 2001, is incorporated herein by reference.

4.12

Amendment No. 6, dated as of December 1, 2003, to Rights Agreement dated March 17, 1994, by and between Spherion Corporation and the Bank of New York, filed as Exhibit 4.14 to SFN’s Form 10-K for the fiscal year ended December 26, 2003, is incorporated herein by reference.

4.13

Amendment No. 7, dated as of September 9, 2009, to Rights Agreement by and among Spherion Corporation and The Bank of New York Mellon, filed as Exhibit 4.1 to SFN’s Form 8-K filed September 9, 2009, is incorporated herein by reference.

4.14

Amendment No. 8, dated as of May, 2010, to Rights Agreement by and among Spherion Corporation and The Bank of New York Mellon, filed as Exhibit 4.1 to SFN’s Form 8-K filed May 10, 2010, is incorporated herein by reference.

†4.15	Form of Indenture relating to Debt Securities.
†4.16	Form of Debt Securities (included in Exhibit 4.15).
*4.17	Form of Warrant.
*4.18	Form of Warrant Agreement.

Exhibit	Description
*4.19	Form of Certificate of Designations for Preferred Stock of SFN Group, Inc.
*4.20	Form of Certificate for Preferred Stock.
†5.1	Opinion of Jones Day.
†12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
†23.1	Consent of Deloitte & Touche LLP.
†23.2	Consent of Jones Day (included in Exhibit 5.1).
†24.1	Powers of Attorney for our directors and certain executive officers (included in signature pages of this Registration Statement).
**25.1	Form T-1 Statement of Eligibility of the trustee for Debt Securities.

______________

†       Filed herewith.

*       To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**    To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.`               Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering; and

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(A) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purposes of determining any liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(C) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(D) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 10, 2010.

SFN GROUP, INC.

By: /s/ Roy G. Krause

        Roy G. Krause
        Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roy G. Krause and Mark W. Smith, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below (i) any and all amendments to this Registration Statement on Form S-3 (including post-effective amendments) and (ii) any registration statement (or post-effective amendment thereto) to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.

/s/ James J. Forese James J. Forese	Chairman of the Board
/s/ William F. Evans William F. Evans	Director
/s/ Steven S. Elbaum Steven S. Elbaum	Director
/s/ Lawrence E. Gillespie, Sr. Lawrence E. Gillespie, Sr.	Director
/s/ Roy G. Krause Roy G. Krause	Director, President and Chief Executive Officer (principal executive officer)
/s/ J. Ian Morrison J. Ian Morrison	Director

/s/ David R. Parker David R. Parker	Director
/s/ Barbara Pellow Barbara Pellow	Director
/s/ M. Anne Szostak M. Anne Szostak	Director
/s/ Mark W. Smith Mark W. Smith	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
Signed as to each on June 10, 2010

Exhibit Index

Exhibit	Description
*1.1	Form of Underwriting Agreement for Debt Securities.
*1.2	Form of Underwriting Agreement for Equity Securities.
4.1	Restated Certificate of Incorporation of SFN, as last amended on May 19, 2004, filed as Exhibit 3.1 to SFN’s Form 10-Q for the quarter ended June 25, 2004, is incorporated herein by reference.
†4.2	Restated By-Laws of SFN.
4.3	Form of Stock Certificate, filed as Exhibit 4.1 to SFN’s Form 10-K for the fiscal year ended December 29, 2000, is incorporated herein by reference.
4.4

Restated Certificate of Designation, Preferences and Rights of Participating Preferred Stock of SFN as filed with the Secretary of State of the State of Delaware, filed as Exhibit 4.3 to SFN’s Report on Form 8-K filed July 7, 2000, is incorporated herein by reference.

4.5	Certificate of Increase of Shares Designated as Participating Preferred Stock, filed as Exhibit 2.2 to SFN’s Form 8-A/A2, dated November 3, 1997, is incorporated herein by reference.
4.6	Rights Agreement dated as of March 17, 1994 between Spherion Corporation and Boatmen’s Trust Company, filed as Exhibit 1.1 to SFN’s Form 8-A filed April 11, 1994, is incorporated herein by reference.
4.7

Amendment No. 1, dated as of June 26, 1996, to Rights Agreement dated March 17, 1994, between Spherion Corporation, Boatmen’s Trust Company and ChaseMellon Stockholder Services L.L.C., filed as Exhibit 4.1(A) to SFN’s Form 10-Q for the quarter ended September 27, 1996, is incorporated herein by reference.

4.8

Amendment No. 2, dated as of February 25, 1997, to Rights Agreement dated March 17, 1994, between Spherion Corporation and ChaseMellon Stockholder Services L.L.C., filed as Exhibit 4.1(B) to SFN’s Form 10-Q for the quarter ended March 28, 1997, is incorporated herein by reference.

4.9

Amendment No. 3, dated as of January 20, 1998, to Rights Agreement dated as of March 17, 1994, between Spherion Corporation and ChaseMellon Stockholder Services L.L.C., filed as Exhibit 4.10 to SFN’s Form 10-K for the fiscal year ended December 25, 1998, is incorporated herein by reference.

4.10

Amendment No. 4, dated as of November 21, 2000, to Rights Agreement dated March 17, 1994, between Spherion Corporation, ChaseMellon Stockholder Services L.L.C. and the Bank of New York, filed as Exhibit 4.11 to SFN’s Form 10-K for the fiscal year ended December 29, 2000, is incorporated herein by reference.

4.11

Amendment No. 5, dated as of March 23, 2001, to Rights Agreement dated March 17, 1994, by and between Spherion Corporation and the Bank of New York, filed as Exhibit 4.12 to SFN’s Form 10-Q for the quarter ended March 30, 2001, is incorporated herein by reference.

4.12

Amendment No. 6, dated as of December 1, 2003, to Rights Agreement dated March 17, 1994, by and between Spherion Corporation and the Bank of New York, filed as Exhibit 4.14 to SFN’s Form 10-K for the fiscal year ended December 26, 2003, is incorporated herein by reference.

4.13

Amendment No. 7, dated as of September 9, 2009, to Rights Agreement by and among Spherion Corporation and The Bank of New York Mellon, filed as Exhibit 4.1 to SFN’s Form 8-K filed September 9, 2009, is incorporated herein by reference.

4.14

Amendment No. 8, dated as of May, 2010, to Rights Agreement by and among Spherion Corporation and The Bank of New York Mellon, filed as Exhibit 4.1 to SFN’s Form 8-K filed May 10, 2010, is incorporated herein by reference.

†4.15	Form of Indenture relating to Debt Securities.
†4.16	Form of Debt Securities (included in Exhibit 4.15).
*4.17	Form of Warrant.
*4.18	Form of Warrant Agreement.
*4.19	Form of Certificate of Designations for Preferred Stock of SFN Group, Inc.

Exhibit	Description
*4.20	Form of Certificate for Preferred Stock.
†5.1	Opinion of Jones Day.
†12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
†23.1	Consent of Deloitte & Touche LLP.
†23.2	Consent of Jones Day (included in Exhibit 5.1).
†24.1	Powers of Attorney for our directors and certain executive officers (included in signature pages of this Registration Statement).
**25.1	Form T-1 Statement of Eligibility of the trustee for Debt Securities.

______________

†       Filed herewith.

*       To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**    To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.